                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K
                           ---------------------------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 MARCH 23, 1998

                             FAC REALTY TRUST, INC.
             (Exact Name of Registrant as Specified in its Charter)

----------------------------------- ---------------------------------- -----------------------------------
             MARYLAND                           001-11998                          56-1819372
 (State or Other Jurisdiction of        (Commission File Number)        (I.R.S. Employer Identification
          Incorporation)                                                              No.)
----------------------------------- ---------------------------------- -----------------------------------


                        11000 REGENCY PARKWAY, SUITE 300
                           CARY, NORTH CAROLINA 27511
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (919) 462-8787

                                FAC REALTY, INC.
          (Former Name or Former Address if Changed Since Last Report)

ITEM 1(B):  CHANGES IN CONTROL OF REGISTRANT.

THE INITIAL PURCHASE

         On March 23, 1998, FAC Realty Trust, Inc. (the "Company") sold 2,350,000 shares of Common Stock to Prometheus Southeast Retail, LLC, (the "Investor"), an affiliate of Lazard Freres Real Estate Investors, LLC, at $9.50 per share, for an aggregate purchase price of $22,325,000 (the "Initial Purchase"). The Initial Purchase was the Investor's first investment in the Company and currently represents approximately 16.5% of the Company's outstanding Common Stock.

THE STOCK PURCHASE AGREEMENT

         The Initial Purchase was made pursuant to an Amended and Restated Stock Purchase Agreement between the Company and the Investor dated as of March 23, 1998 (the "Stock Purchase Agreement") and the following additional agreements, which are exhibits to the Stock Purchase Agreement: the Stockholders Agreement, the Contingent Value Right Agreement and the Registration Rights Agreement. Each of these agreements is included as an exhibit hereto and is incorporated herein by reference. The summary contained herein of the material terms of these agreements is qualified in its entirety by reference to the agreements.

         Assuming shareholder approval of the transactions (collectively, the "Transaction") contemplated by the Stock Purchase Agreement and the related agreements, the Initial Purchase would be the first part of a $200 million investment by the Investor for an aggregate of 21,052,632 shares (the "Shares") of Common Stock of the Company at a purchase price of $9.50 per share. Proceeds from the sale of the Shares are expected to be used to repay certain indebtedness and to fund the acquisition and development of additional community shopping center properties primarily in the southeastern United States. There can be no assurance, however, that the Company will be able to use the funds for such purposes.

         Assuming approval of the Transaction by the shareholders of the Company at its 1998 annual meeting, the Stock Purchase Agreement provides that the Company sell 18,702,632 additional shares of Common Stock from time to time to the Investor at a price of $9.50 per share, in exchange for $177,675,000 (the "Remaining Equity Commitment"). Of the Remaining Equity Commitment, the Company would sell 8,176,316 shares by September 30, 1998 (the "Second Closing"), with the remaining 10,526,316 shares to be sold in subsequent closings (the "Subsequent Closings") by March 30, 2000. If the Investor acquired all of the shares represented by the Remaining Equity Commitment (and assuming no other change in the number of outstanding shares), the Investor would own approximately 63% of the outstanding Common Stock.

THE STOCKHOLDERS AGREEMENT

         The Investor and the Company have entered into the Stockholders Agreement, which grants certain rights to and imposes certain restrictions on the Investor with respect to the shares purchased by it pursuant to the Stock Purchase Agreement. Many of these rights terminate when the value of the Common Stock held by the Investor plus the dollar amount yet to be purchased under the Stock Purchase Agreement is less than $10 million. These rights and restrictions include the following:

         MANAGEMENT OF THE COMPANY; REPRESENTATION ON THE BOARD. Under the Stockholders Agreement, three Investor nominees would be elected to a nine-member Board of Directors of the Company (the "Board") as soon as practicable following stockholder approval of the Transaction. Two of the Investor nominees would be chosen at the sole discretion of Investor; the third would be subject to the reasonable approval of the Company.

         At each annual or special meeting of stockholders of the Company with respect to which any class of directors is to be elected, the Investor would have the right (but not the obligation) to nominate directors, such that the Investor would have on the Board:

                  (i) three representatives, two of which would be chosen at the sole discretion of the Investor and one of which would be subject to the reasonable approval of the Company, until the date (the "Preliminary Threshold Date") that the fair market value of the number of shares of Common Stock purchased (the "Purchased Shares") and the shares of Common Stock still to be acquired (the "Acquisition Shares") by the Investor pursuant to the Stock Purchase Agreement is less than $50 million; provided that if the total size of the Board increases at any time before the Preliminary Threshold Date, the Investor would be entitled to designate its proportionate one-third share of the Board;

                  (ii) two representatives or, in the event that the size of the Board exceeds nine members, two-ninths of the number of members of the Board, if the Investor does not meet the ownership criteria of clause
         (i) above, but the value of the Purchased Shares and the Acquisition Shares is $25 million or more;

                  (iii) one representative or, in the event that the size of the Board exceeds nine members, one-ninth of the number of members of the Board, if the Investor does not meet the ownership criteria in either of clause (i) or (ii) above, but the value of the Purchased Shares and the Acquisition Shares is $10 million or more; and

                  (iv) no representatives, if the Investor does not meet any of the ownership criteria in any of clauses (i), (ii) or (iii) above.

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         In the event that the Board does not include the requisite number of directors nominated by the Investor, the Company would be subject to certain limitations on its operations unless it receives the prior written consent of the Investor.

         PARTICIPATION RIGHTS. As part of the Transaction, the Company has granted certain participation rights (the "Participation Rights") to the Investor. The Stock Purchase Agreement provides that until the Preliminary Threshold Date, in the event that the Company issues or sells shares of capital stock (including any security convertible into or redeemable for securities of capital stock of the Company or any of its subsidiaries), the Investor would be entitled to a participation right to purchase or subscribe for that proportion of the total number of securities to be issued equal to the Investor's proportionate holdings of Common Stock outstanding (assuming the purchase of 21,052,632 shares pursuant to the Stock Purchase Agreement). The Investor has no right, however, to participate in the issuance by the Company of any of its capital stock issued to any of the Company's subsidiaries or pursuant to options, warrants or other securities outstanding on the date of the Stock Purchase Agreement. The Participating Rights also enable the Investor to purchase one share of Common Stock for each limited partnership interest (a "Unit") subsequently issued by FAC Properties, L.P., the operating partnership of the Company; such shares, however, would be required to be voted in the same manner and proportion as the votes cast by other stockholders of the Company.

         PROHIBITIONS ON CERTAIN CORPORATE ACTIONS. Until the date on which the Investor owns (or is obligated to purchase) less than 15% of the value of all Common Stock and Units (excluding Units held by the Company), the Company would be subject to certain prohibitions on its operations unless the prior approval of over 67% of the directors is first obtained, including restrictions relating to (i) the acquisition of any business or assets having an aggregate purchase price in excess of 25% of the Company's total asset value or total market capitalization (the "Total Enterprise Value") or the acquisition of an aggregate of businesses and assets having an aggregate purchase price in excess of the 50% of the Total Enterprise Value during a fiscal year; (ii) the sale or disposition of any assets or stock during any fiscal year having an aggregate value in excess of 25% of the Total Enterprise Value; (iii) the incurrence of additional indebtedness such that the ratio of the Company's total indebtedness to the Total Enterprise Value exceeds 65%; (iv) issuances of capital stock or options, rights or warrants or other commitments to purchase or other convertible securities into shares of Common Stock, including Units, in excess of 50% of all shares of capital stock outstanding, on a fully diluted basis; (v) the amendment of any provision of the Articles of Incorporation of the Company or the By-laws of the Company in a manner that would be materially adverse to the Investor;
(vi) the commencement of any voluntary case in bankruptcy, the consent to the entry of an order for relief against it in an involuntary case, the consent to the appointment of a custodian of it or for all or substantially all of its property, or a general assignment for the benefit of its creditors; (vii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which would be that any person, other than the Investor, became the beneficial owner, directly or indirectly, of stock having more than 15% of the voting power of the Company; (viii) taking certain actions with, or for the benefit of, any of the Company's affiliates; and (ix) termination of the federal income tax status of the Company as a REIT.

CONTINGENT VALUE RIGHT

         If the stockholders approve the Transaction, the Investor would have the right, pursuant to the Contingent Value Right Agreement, to receive on January 1, 2004 payment of an aggregate amount equal to the lesser of (a)(i) the greater of (A) the 15% IRR Amount (defined below) or (B) the $19 Amount (defined below) less (ii) the fair market value of the number of shares of Common Stock purchased pursuant to the Stock Purchase Agreement and (b) 4,500,000 multiplied by the fair market value on such date.

         Such contingent value rights ("CVRs") expire upon completion of an offer to purchase as described in the following paragraph or upon the Investor's refusal to accept such offer. The CVRs also terminate if, during the three months prior to January 1, 2004, the fair market value of the Purchased Shares equals or exceeds (A) $21.00 multiplied by the number of Purchased Shares less
(B) the aggregate amount of cash dividends paid on the Purchased Shares following the Initial Purchase.

         At any time prior to December 31, 2003, the Company could make an irrevocable offer to purchase from the Investor all shares of Common Stock acquired pursuant to the Transaction. The per share offer price would be the greater of (A) $19.00 less all dividends paid to the Investor with respect to such share and (B) the dollar amount that allows the Investor to realize a 15% internal rate of return on the price paid for such share on a compounded, annualized basis (inclusive of all dividends paid with respect to such share). Such price is referred to herein as the "$19 Amount" or the "15% IRR Amount."

REGISTRATION RIGHTS AGREEMENT

         The Company and the Investor have also entered into the Registration Rights Agreement, pursuant to which the Company is obligated to file up to four demand registration statements (no more than two of which may be requested in any two-year period) under the Securities Act for the resale by the Investor of all or a portion of the Company securities acquired in the Transaction.

         The right to a demand registration is further limited in that (i) it may be invoked in each instance only with respect to a number of shares having a fair market value equal to or greater than $10 million, and (ii) the Company has the right from time to time to require the Investor not to sell under the demand registration statement or to postpone or suspend the effectiveness thereof in certain circumstances. The Investor also will have the right, with respect to most registrations of Common Stock by the Company for its own account, to require the Company to include its Company securities in such registration.

NO SOLICITATION OF COMPETING TRANSACTIONS

         Unless and until the Stock Purchase Agreement is terminated in accordance with its terms, the Company may not initiate, solicit or encourage any inquiries involving (i) the acquisition of 15% or more of the Company's equity securities (excluding Units) by any person or group or (ii) the merger, consolidation, liquidation or other action out of the ordinary course of business of the Company. The Company must notify the Investor of all of the relevant details relating to all inquiries that the Company may receive relating to any such matters. However, the Board may comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or take such other actions as may be required to comply with its fiduciary obligations. If the Board determines with the advice of counsel that failure to do so could be held to violate its fiduciary duties, it may provide information in response to an unsolicited proposal.

LIMITED PUT OPTION

         In the event that the Second Closing does not occur by September 30, 1998 or the Stock Purchase Agreement is terminated prior to the Second Closing (other than as a result of the Investor's material breach of the Stock Purchase Agreement), the Investor has an option under the Stock Purchase Agreement to require that the Company repurchase the shares of Common Stock acquired in the Initial Purchase at a price equal to the purchase price thereof, together with any accrued dividends (the "Put Option"). The Put Option must be exercised within two months after the earlier to occur of the date that the Company fails to receive stockholder approval, the date the Stock Purchase Agreement is terminated prior to the Second Closing and August 31, 1998. The Company does not have the right to require the Investor to exercise the Put Option. Therefore, in the event that stockholder approval of the Transaction is not obtained and the Investor does not exercise the Put Option, the shares of Common Stock issued to the Investor in the Initial Purchase will remain outstanding.

CONDITIONS TO CLOSING

         Each of the Company's and the Investor's obligations to effect the Second Closing and the Subsequent Closings are subject to various mutual and unilateral conditions, including, without limitation, the following: (i) stockholder approval of the Transaction; (ii) the continued qualification of the Company as a REIT for federal income tax purposes; (iii) the receipt of an opinion of counsel to the effect that the Company is a "domestically controlled" REIT; (iv) the continuing correctness of the representations and warranties in the Stock Purchase Agreement, (v) the receipt of any consents necessary for the Transaction, and (vi) various other customary conditions. In addition, the Investor is not obligated to fund more than $100 million of the Transaction unless the Company consummates a significant portion of the Company's previously announced pending acquisitions.

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

         On March 30 and 31, 1998, the Company concluded the acquisition of seven community shopping centers located in North Carolina and Virginia from Roy
O. Rodwell, Chairman and co-founder of Atlantic Real Estate Corporation, Mr. John M. Kane, Chairman of Kane Realty Corporation, and their affiliates. The acquired centers encompass 824,525 square feet and are 96% leased.

         The aggregate purchase price for the acquired shopping centers was $47,500,000, consisting of the assumption of $38,500,000 of fixed-rate indebtedness and the issuance of 646,167 limited partnership interests ("Units") of FAC Properties, L.P. Up to 269,242 additional Units will be issued on a delayed or contingent basis. The contingencies include the attainment of certain property performance thresholds and the sale, lease or development of certain outparcels. The purchase price for the acquisition was determined as a result of arms-length negotiation between the Company and the sellers, with the Units being valued at $9.50 per share.

         The Company acquired the properties by causing the Company's operating entity, FAC Properties, L.P., to acquire title to five of the properties and the membership interests of the two limited liability companies that own the other two properties in exchange for the consideration discussed above.

ITEM 7:  FINANCIAL STATEMENTS.

         a)       Financial statements of businesses acquired.

         The financial statements and pro forma financial information required with regard to the acquisitions reported under Item 2 will be filed by an amendment to this Form 8-K by June 15, 1998.

         b) Pro forma financial information.

         See Item 7(a).

         c)       Exhibits.


Number             Exhibit
10.1               Amended and Restated Stock Purchase  Agreement,  dated as of March 23, 1998,  between the
                   Company and the Investor.

10.2               Stockholders Agreement, dated February 24, 1998, among the Company and the Investor.

10.3               Registration  Rights  Agreement,  dated  February 24,  1998,  between the Company and the
                   Investor.

10.4               Contingent  Value Right  Agreement,  dated  February 24, 1998,  among the Company and the
                   Investor.

10.5               First Amendment to the Master and Exchange Option Agreement,  dated as of March 16, 1998, by and among the Company, FAC Realty, L.P. and the Contributors listed therein.

10.6               Assignment of Interest in Master Agreement and Exchange Option Agreement, and Consent of
                   Limited Partners dated December 22, 1997.

10.7               Exchange Option Agreement dated as of October 1, 1997, by and among Carolina FAC,
                   Limited Partnership., FAC Realty, Inc. and the Owners of the Properties and Interests
                   listed therein.

10.8 Master Agreement, dated as of October 1, 1997, by and among FAC Realty, Inc., Carolina FAC, Limited Partnership, and the other signatories listed therein.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           FAC REALTY TRUST, INC.

Date:    April 7, 1998     By: /s/ Linda M. Swearingen
                                   -------------------
                                  Name: Linda M. Swearingen
                                  Title: Senior Vice President, Finance/Investor Relations



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